                                UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                           SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [X]

Check the appropriate box:

[_]  Preliminary Proxy Statement         [_]  CONFIDENTIAL, FOR USE OF THE
                                              COMMISSION ONLY (AS PERMITTED BY
                                              RULE 14A-6(E)(2))

[X]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                          Johns Manville Corporation
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


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[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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Notes:

[LOGO OF JOHNS MANVILLE CORPORATION]
Johns Manville Corporation
P. O. Box 5108
Denver, CO 80217-5108
(303) 978-2000

                                                                 March 16, 1999

Dear Stockholders:

  The 1999 Annual Meeting of Stockholders of Johns Manville Corporation (the "Company") will be held on Friday, April 23, 1999, at 8:00 a.m., at 717 17th Street, Denver, Colorado.

  The business scheduled for the Annual Meeting is the election of Directors, the ratification of the appointment of PricewaterhouseCoopers LLP as independent accountants of the Company and the consideration of a stockholder proposal, if presented at the meeting.

  No business presentations will be made at the Annual Meeting.

 WE URGE YOU TO FILL IN, DATE AND SIGN THE ENCLOSED PROXY CARD AND PROMPTLY RETURN IT IN THE ENCLOSED ENVELOPE SO THAT AS MANY SHARES AS POSSIBLE MAY BE REPRESENTED AT THE MEETING. NO POSTAGE IS NEEDED IF THE PROXY CARD IS MAILED IN THE UNITED STATES.


  If you plan to attend the meeting in person, please check the appropriate box on your proxy card.

                                          Sincerely,

                                          /s/ Charles L. Henry
                                          Charles L. Henry
                                          Chairman of the Board, President and
                                          Chief Executive Officer

                   NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Holders of Johns Manville Corporation Common Stock:

  The Annual Meeting of Stockholders of Johns Manville Corporation (the "Company") will be held on Friday, April 23, 1999, at 8:00 a.m., at 717 17th Street, Denver, Colorado, to:

  (i) elect Directors of the Company to hold office until the next Annual Meeting of Stockholders and until their respective successors are elected and qualified;

  (ii) ratify the appointment of the firm of PricewaterhouseCoopers LLP as independent accountants of the Company for the year 1999;

  (iii) act upon a stockholder proposal as described herein, if presented at the meeting; and

  (iv) transact such other business as may properly come before the Annual Meeting or any adjournment thereof.

  Only holders of record of the Company's stock at the close of business on February 22, 1999, the record date, will be entitled to vote at the Annual Meeting.

  This Notice, Proxy Statement and the enclosed proxy card are sent to you by order of the Board of Directors.

March 16, 1999

                                          /s/ Dion Persson
                                          Dion Persson
                                          Vice President, Assistant General
                                           Counsel
                                          and Secretary
                                          Johns Manville Corporation
                                          P. O. Box 5108
                                          Denver, CO 80217-5108

 It is important that stockholders, whether or not they expect to attend the Annual Meeting in person, fill in, date and sign the enclosed proxy card and promptly return it in the enclosed envelope. No postage is needed if the proxy card is mailed in the United States.

                           JOHNS MANVILLE CORPORATION
                                 P. O. BOX 5108

                               TABLE OF CONTENTS

                                                                           Page
                                                                           ----
Introduction..............................................................   1

Election of Directors (Proxy Item No. 1)..................................   2
  Board Attendance........................................................   4
  Committees of the Board of Directors....................................   4
  Certain Relationships and Related Transactions..........................   5
  Compensation of Directors...............................................   5

Executive Compensation....................................................   6
  Report of the Compensation Committee....................................   6
  Compensation Summary....................................................   9
  Option/SAR Grants in Last Fiscal Year...................................  10
  Aggregated Option/SAR Exercises in Last Fiscal Year and Year-End
   Option/SAR Values......................................................  11
  Pension Plan............................................................  11
  Employment Agreements and Other Arrangements............................  12
  Compensation Committee Interlocks and Insider Participation.............  13
  Performance Graph.......................................................  13

Security Ownership of Certain Beneficial Owners and Management............  14
  Security Ownership of Certain Beneficial Owners.........................  14
  Security Ownership of Management........................................  14

Ratification of Appointment of Independent Accountants (Proxy Item No.
 2).......................................................................  15

Stockholder Proposal (Proxy Item No. 3)...................................  16

Other Business............................................................  16

Section 16(a) Beneficial Ownership Reporting Compliance...................  16

Voting Procedures.........................................................  17

Stockholder Proposals for 2000 Annual Meeting.............................  17

                          JOHNS MANVILLE CORPORATION
                                P. O. Box 5108
                            717 17th Street (80202)
                             Denver, CO 80217-5108

                             ---------------------

                                PROXY STATEMENT

                             ---------------------

                                 INTRODUCTION

  The enclosed proxy is solicited by the Board of Directors of Johns Manville Corporation (the "Company") for use at the Company's Annual Meeting of Stockholders and is revocable at any time by the person giving it prior to its use at the Annual Meeting. If signed and returned, it will authorize the persons named as proxy to vote on the matters referred to therein. The authority conferred by all properly executed proxies will be exercised by such persons as specified therein.

  Only holders of the Company's common stock, $.01 par value ("Common Stock"), of record at the close of business on February 22, 1999, the record date for the Annual Meeting, are entitled to notice of, and to vote at, the Annual Meeting. At the close of business on that date, 159,280,789 shares of Common Stock were outstanding, which constituted the only outstanding class of voting securities of the Company. Each share of Common Stock is entitled to one vote. Shares may not be voted on a cumulative basis.

  Any stockholder giving a proxy in the form accompanying this Proxy Statement has the power to revoke the proxy prior to its use at the Annual Meeting. A stockholder may revoke a proxy by (i) delivering an instrument of revocation before the Annual Meeting to the Secretary of the Company at the Company's principal offices; (ii) duly executing a proxy bearing a later date or time than the date or time of the proxy being revoked; or (iii) voting in person at the Annual Meeting. A stockholder's attendance at the Annual Meeting will not by itself revoke a proxy given by such stockholder.

  The costs of soliciting proxies will be borne by the Company. In addition to solicitation of proxies by mail, proxies may be solicited by the Company's Directors, officers and other employees by personal interview, telephone and telegram. Such persons will receive no additional compensation for such services. The Company requests that brokerage houses and other custodians, nominees and fiduciaries forward solicitation materials to the beneficial owners of shares of Common Stock held of record by such persons and will reimburse such brokers and other fiduciaries for their reasonable out-of-pocket expenses incurred when the solicitation materials are forwarded.

  This Proxy Statement and the enclosed proxy card are first being sent to holders of Common Stock on or about March 16, 1999.

                             ELECTION OF DIRECTORS
                              (Proxy Item No. 1)

  Unless marked specifically to the contrary, proxies will be voted FOR the election as Directors of the persons named below. Directors shall be elected by a plurality of the votes cast at the Annual Meeting by the holders of shares entitled to vote in the election. Each Director of the Company shall hold office until the next Annual Meeting and until his or her successor is elected and duly qualified. If any nominee should be unable to serve as Director, an event not now anticipated, proxies may be voted in favor of substitute nominees designated by the Board of Directors. All nominees have indicated their willingness to serve as a Director.

  Effective November 28, 1988, the Company consummated its Second Amended and Restated Plan of Reorganization (the "Plan") under Chapter 11 of the United States Bankruptcy Code. A copy of such Plan is available upon request from the Company. In connection with the Plan, the Manville Personal Injury Settlement Trust (the "Trust"), formed to implement certain portions of the Plan, in particular, those relating to the settlement of asbestos health claims against the Company and certain of its affiliates, is entitled to approve two of the Company's nominees for Director. Robert A. Falise, Chairman and Managing Trustee of the Trust, Louis Klein, Jr., and Christian E. Markey, Jr., Trustees of the Trust, who are presently members of the Company's Board, are all nominees for election to the Board at the Annual Meeting.

  Your Board of Directors has approved the following nominees for Director and recommends a vote FOR such nominees.

Leo Benatar                  In June 1996, Mr. Benatar became an Associated
Associated Consultant        Consultant at A. T. Kearney, Inc., a management
A. T. Kearney, Inc.          consulting firm. Prior to that, Mr. Benatar was a
Director since 1996          Director of Sonoco Products Company and the
Age: 69                      Chairman of Engraph, Inc., a wholly owned
                             subsidiary of Sonoco Products Company, from October 1993 to June 1996. He was a Senior Vice
                             President of Sonoco Products Company between 1993 and 1996. Mr. Benatar also serves on the Boards of Directors of Aaron Rents, Inc., Interstate
                             Bakeries Corporation, JPS Packaging, Mohawk
                             Industries, Inc. and Paxar Corporation. Mr.
                             Benatar is Chairman of the Health, Safety and Environment Committee and is a member of the Audit and Compensation Committees.

Ernest H. Drew               From July 1997 to December 1997, Dr. Drew was
Former Chief Executive       Chief Executive Officer of the Industries and
Officer,                     Technology Group of Westinghouse Electric
Industries and               Corporation. Prior to joining Westinghouse, from
Technology Group,            January 1995 to June 1997, Dr. Drew served as a
Westinghouse Electric        member of the Board of Management of Hoechst AG,
Corporation                  a chemical and pharmaceutical company. From 1988
Director since 1998          to December 1994, Dr. Drew was President and
Age: 61                      Chief Executive Officer of Hoechst Celanese
                             Corporation. Dr. Drew is also a director of Ashland, Inc., Public Service Enterprise Group and Thomas & Betts Corporation. Dr. Drew is also a member of the Committee on Board Organization and Operation, Compensation and Health, Safety and Environment Committees.

Robert A. Falise             Mr. Falise was elected a Trustee of Manville
Chairman and Managing        Personal Injury Settlement Trust in December
Trustee,                     1991, and became its Chairman and Managing
Manville Personal Injury     Trustee in January 1992. Mr. Falise served as
Settlement Trust             Chairman of the Board of the Company from June to
Director since 1992          September of 1996. Mr. Falise is Chairman of the
Age: 66                      Executive Committee and is a member of the Audit,
                             Committee on Board Organization and Operation,
                             Compensation and Finance Committees.

Todd Goodwin                 Mr. Goodwin has been a General Partner of the New
General Partner,             York investment banking firm Gibbons, Goodwin,
Gibbons, Goodwin, van        van Amerongen since 1984. Mr. Goodwin is also a
Amerongen                    Director of Merrill Lynch Funds for Institutions
Director since 1991          Series, Merrill Lynch Intermediate Government
Age: 67                      Bond Fund and Wells Aluminum. Mr. Goodwin is
                             Chairman of the Compensation Committee and is a member of the Committee on Board Organization and Operation, Executive and Finance Committees.

Michael N. Hammes            Since November 1998, Mr. Hammes has been the
Chairman and                 Chairman and Chief Executive Officer of The Guide
Chief Executive Officer,     Corporation, an automotive lighting business.
The Guide Corporation        From October 1993 to February 1997, Mr. Hammes
Director since 1993          was Chairman of the Board and Chief Executive
Age: 57                      Officer of The Coleman Company, Inc., a global
                             marketer and manufacturer of products used in the outdoor recreation and hardware industries. Mr.
                             Hammes was previously Vice Chairman of The Black
                             & Decker Corporation. Mr. Hammes is also a
                             Director of NAVISTAR. Mr. Hammes is a member of the Audit, Compensation, Executive and Finance
                             Committees.

Kathryn Rudie Harrigan       Ms. Harrigan is the Henry R. Kravis Professor of
Henry R. Kravis              Business Leadership at the Columbia University
Professor of                 Graduate School of Business, where she has been a
Business Leadership,         professor in the Management and Organizations
Columbia University          Division since 1981. Ms. Harrigan is also a
Graduate                     Director of Cambrex Corporation and Technical
School of Business           Chemicals and Products, Inc. Ms. Harrigan is a
Director since 1995          member of the Finance and Health, Safety and
Age: 48                      Environment Committees.

Charles L. Henry             Mr. Henry was named Chairman of the Board,
Chairman of the Board,       President and Chief Executive Officer of the
President and                Company in September 1996. Mr. Henry was
Chief Executive Officer,     previously Chief Financial Officer and Executive
Johns Manville               Vice President at E.I. du Pont de Nemours and
Corporation                  Company ("DuPont"). He joined DuPont in 1963 and
Director since 1996          held a number of positions beginning with Process
Age: 57                      Engineer. Mr. Henry is a member of the Committee
                             on Board Organization and Operation, Executive,
                             Finance and Health, Safety and Environment
                             Committees.

Louis Klein, Jr.             Mr. Klein was elected a Trustee of Manville
Manville Personal Injury     Personal Injury Settlement Trust in December
Settlement Trust             1991. Mr. Klein also serves on the Board of
Director since 1992          Trustees of The CRM Funds. Mr. Klein is Chairman
Age: 63                      of the Audit Committee and is a member of the
                             Compensation and Finance Committees.

Christian E. Markey, Jr.     Judge Markey has been a Trustee of Manville
Trustee,                     Personal Injury Settlement Trust since its
Manville Personal Injury     inception in 1988 and is serving as a private
Settlement Trust             judge specializing in dispute resolution,
Director since 1992          including trials, arbitrations and mediations.
Age: 69                      Judge Markey is Chairman of the Committee on
                             Board Organization and Operation and is a member of the Health, Safety and Environment Committee.

William E. Mayer             In December 1996, Mr. Mayer formed Development
Founder,                     Capital L.L.C., a company which invests in
Development Capital          private and public companies. From October 1992
L.L.C.                       to December 1996, Mr. Mayer was Dean of the
Director since 1996          College of Business and Management of the
Age: 58                      University of Maryland at College Park. He also
                             serves as a Director on the Boards of Hambrecht &
                             Quist, Inc., Lee Enterprises, Inc. and Premier,
                             Inc., and as Trustee for the Colonial Group of Mutual Funds. Mr. Mayer is Chairman of the
                             Finance Committee and is a member of the Audit, Committee on Board Organization and Operation and
                             Executive Committees.

Board Attendance

  During 1998, the Board of Directors of the Company had seven regular meetings and four special meetings. In 1998, each Director attended a minimum of 75 percent of the total number of meetings of the Board of Directors and of the Committees of which the Director was a member.

Committees of the Board of Directors

  The Board of Directors of the Company has six standing Committees: Audit, Board Organization and Operation, Compensation, Executive, Finance and Health, Safety and Environment.

Audit Committee

  The Audit Committee is comprised of Messrs. Benatar, Falise, Hammes, Klein (Chairman) and Mayer. The Audit Committee met three times during 1998 and, during such meetings, met with the Company's internal auditors, independent public accountants and operating and financial management. The principal functions of the Audit Committee are to review and report to the Board with respect to: (i) the annual financial statements and filings with the Securities and Exchange Commission; (ii) accounting issues significant to the Company; (iii) internal auditing, accounting and financial controls; (iv) the appointment of independent public accountants, the annual audit by the independent public accountants, including the scope of the audit, and the compensation of the independent public accountants for both audit and non-audit services; (v) the Company's policies governing compliance with laws and regulations, ethics and conflicts of interest and any significant instances of employee misconduct; and (vi) travel and entertainment expenses of all officers of the Company.

Committee on Board Organization and Operation

  The Committee on Board Organization and Operation is comprised of Messrs. Drew, Falise, Goodwin, Henry, Markey (Chairman) and Mayer. The Committee on Board Organization and Operation met one time during 1998. The Committee on Board Organization and Operation considers and makes recommendations to the Board with respect to the composition of the Board and matters relating to the organization, operation, function, compensation and procedures of the Board and its Committees.

  Persons recommended by stockholders of the Company as suitable nominees for the position of Director are referred to the Committee on Board Organization and Operation for its consideration. Stockholders wishing to recommend to the Board persons for nomination to the position of Director should send their recommendations to the Secretary of the Company.

Compensation Committee

  The Compensation Committee is comprised of Messrs. Benatar, Drew, Falise, Goodwin (Chairman), Hammes and Klein. The Compensation Committee met three times during 1998. The principal functions of the Compensation Committee are to: (i) approve and report to the Board with respect to executive compensation, subject to the approval of the full Board in the case of compensation of the Chief Executive Officer; (ii) review employee benefit programs and approve or recommend changes therein to the Board; and (iii) review with the Chief Executive Officer matters with respect to management development and succession.

Executive Committee

  The Executive Committee is comprised of Messrs. Falise (Chairman), Goodwin, Hammes, Henry and Mayer. The Executive Committee did not meet in 1998. The Executive Committee is delegated the authority of the full Board during the intervals between Board meetings insofar as may be lawful, except for actions relating to the declaration or payment of dividends. The Executive Committee has the responsibility to report actions taken by it to the full Board at the next meeting of the Board.

Finance Committee

  The Finance Committee is comprised of Messrs. Falise, Goodwin, Hammes, Henry, Klein and Mayer (Chairman) and Ms. Harrigan. The Finance Committee met one time during 1998. The principal functions of the Finance Committee are to review and report to the Board with respect to: (1) significant tax issues and treasury matters; (2) the Company's capital structure; (3) the composition and actions of the Investment Committee; and (4) the Company's retirement, thrift, health and welfare and other benefit plans.

Health, Safety and Environment Committee

  The Health, Safety and Environment Committee is comprised of Messrs. Benatar (Chairman), Drew, Henry and Markey and Ms. Harrigan. The Health, Safety and Environment Committee met two times during 1998. The principal functions of the Health, Safety and Environment Committee are to provide oversight and to report and make recommendations to the Board with respect to the Company's activities relating to health, safety and environmental issues and product safety.

Certain Relationships and Related Transactions

  The Trust owns approximately 78.4 percent of the outstanding Common Stock and by virtue of such stock ownership is able to nominate and elect Directors of the Company as the Trust determines. Three of the Company's current Directors, Messrs. Falise, Klein and Markey, are Trustees of the Trust.

Compensation of Directors

  Charles L. Henry is the only Director who is employed by the Company. He receives no fees for serving as a Director in addition to his regular compensation.

  Except for Messrs. Falise, Klein and Markey, all non-employee Directors receive an annual retainer of $25,000, $1,000 for each Board meeting attended, $1,000 for each Committee of the Board meeting attended, and reimbursement for travel expenses related to attendance at Board and Committee meetings. Each Director (other than Messrs. Falise, Henry, Klein and Markey) who serves as a Committee Chairman is paid an additional $2,500 per year. Director's fees earned by the Company's Directors who are Trustees of the Trust are paid directly to the Trust pursuant to the Manville Personal Injury Settlement Trust Agreement, as amended (the "Trust Agreement").

  In addition, non-employee Directors (other than Trustee Directors) are granted $12,500 annually in deferred shares of Common Stock under the Company's Non-Employee Directors' Deferred Compensation Plan (the "Directors' Plan"). Because the Trust Agreement prohibits Trustee Directors from direct ownership of Common Stock, Trustee Directors are granted $12,500 annually to be deemed invested in non-Common Stock investment alternatives under the Directors' Plan. The Directors' Plan provides that if Trustee Directors become eligible to own Common Stock, the annual grants will automatically be deemed to be invested in Common Stock. The Directors' Plan also provides for elective deferral of annual retainers, Board and Committee meeting fees and Committee Chairman fees.

                            EXECUTIVE COMPENSATION

Report of the Compensation Committee

  The Compensation Committee of the Board of Directors (the "Committee") is composed entirely of Directors who are not employees of the Company or any of its subsidiaries. The Board of Directors has delegated to the Committee the responsibility for establishing and administering the Company's executive compensation plans subject to the Board's final approval of major new compensation systems and the Chief Executive Officer's compensation. We consult with outside compensation consultants, attorneys and other specialists.

  Our primary objective is to work with management to design and implement compensation systems that both attract and retain a top quality management team and motivate that team to build long-term value for stockholders. The guiding principle of the Company's compensation system is "Pay for Performance," with an emphasis on variable pay tied to the attainment of performance goals. Under the Pay for Performance philosophy used throughout the organization, the combination of annual incentive bonuses, which are dependent on performance, equity-related long-term awards and base salary offers the opportunity for executives' average total compensation from all sources over a number of years to reach competitive levels of total compensation. However, actual total compensation levels may range below or above competitive levels based on performance. The compensation system aligns the interests of executives with the interests of stockholders and encourages employees to anticipate and respond to business challenges and opportunities while avoiding an entitlement attitude.

  Together with its outside experts, we review compensation practices of other companies and the prevailing salary and total compensation levels. Comparisons are made with compensation levels for a broad group of companies, including all of the companies included in the Standard & Poor's Building Materials Index, which reflects the Company's principal lines of business. Target compensation levels are determined based upon the 50th to 75th percentile levels of compensation at comparable companies for comparable performance. We consider the Company's mix of businesses, its unique stock ownership and its strategic and tactical objectives when target compensation levels are set.

  Section 162(m) of the Internal Revenue Code (the "Code") generally disallows a tax deduction to public companies for compensation over $1 million paid to the Chief Executive Officer and the other four most highly compensated individuals who are executive officers as of the end of the year. An exception is made for qualifying performance-based compensation if certain requirements are met. It is our policy to preserve corporate tax deductions by qualifying compensation paid over $1 million to named executive officers, but we also maintain the flexibility to approve compensation arrangements that we deem to be in the best interests of the Company and its stockholders but which may not always qualify for full tax deductibility, as was the case in 1998 with respect to a portion of Mr. Henry's compensation.

Compensation Philosophy

  The discussion below outlines our philosophy for administering the three major components of executive pay: base salary, annual incentive and stock options.

  Base Salaries. We determine base salaries of executives by considering the following factors listed in order of importance: the significance of the executive's position to the Company, the executive's experience and expertise in his or her position, and competitive marketplace salaries for similar positions. We base individual salary increases on each person's performance. Base salaries for current executive officers increased, on average, 6.3 percent in 1998. Our policy is to position base salaries at or below competitive levels for similarly qualified executives in comparable positions.

  Annual Incentive Bonus. Since 1987, the Company has had an annual incentive pay plan that provides above average bonus opportunities when Company performance merits such awards. Target bonuses for executive officers in 1998 ranged from 65 percent to 100 percent of their respective base salaries.

  For 1998, the maximum bonus potential, according to the formula in the plan, would be triggered at achievement of 125 percent of 1998 earnings per share targets and 130 percent of 1997 earnings per share amounts. The minimum bonus award required the achievement of 75 percent of 1998 earnings per share targets and 1997 earnings per share amounts. Achievements in excess of 130 percent of earnings per share targets or personal achievements of particular significance could result in bonuses in excess of 200 percent of target bonuses. In some cases, after-tax operating income targets are utilized in addition to earnings per share targets. We review and approve the annual performance targets, other performance objectives, and maximum and minimum performance levels at the beginning of each year.

  In 1998, we weighted 80 percent of the bonus on financial goals and 20 percent of the bonus on our assessment of an individual executive's performance. In approving individual awards, we considered the following factors: achievement of record levels of earnings per share at the Company (30% percent higher than 1997); the continued improvement in the safety record of the Company; and the completion of several key acquisitions, dispositions and strategic alliances during 1998. For 1998, the Company's various business divisions achieved between 75 percent and 143 percent of their respective after-tax operating income targets, while the Company as a whole achieved 127 percent of its earnings per share target. We also took into account the Chief Executive Officer's appraisal of each senior officer and made our decision regarding individual awards without expressly weighting any of the foregoing criteria higher than any other of such criteria. Based on the achievements described above, aggregate annual incentive compensation for executive officers in 1998 was 185 percent of target bonuses. Executive officers who elected to defer receipt of all or part of their annual incentive bonus and to have such amounts deemed to be invested in Common Stock for at least two years, will receive a 15 percent premium grant of Common Stock at the end of the two-year period if still employed at such time.

  Long-Term Incentive Plans. In 1996, the Company adopted the Johns Manville Corporation 1996 Executive Incentive Compensation Plan (the "Stock Plan"), which was approved by stockholders at the 1996 Annual Meeting. Options and awards have been granted under the Stock Plan with the intention to recognize the joint commitment of the Board of Directors and key management to a long-term growth strategy and the creation of stockholder value.

  Effective January 1, 1996, we granted ten-year stock options and deferred stock awards to executive officers and other members of management in amounts representing a multi-year long-term incentive grant. The exercise price of 60 percent of the options was established at $10.625 per share, the market price of the Common Stock (the "Market Price") on June 7, 1996, the actual date of grant, and the exercise price of the remaining 40 percent of the options was established at $13.281 per share, which represents a twenty-five percent premium over the Market Price. Fifty percent of the options vested at December 31, 1996 and 50 percent vested at December 31, 1997. The deferred stock awards represent the right to receive Common Stock or the value thereof and current dividends thereon. Sixty percent of the deferred stock vested on December 31, 1998, and the remainder will vest in equal amounts on December 31, 1999 and December 31, 2000, assuming continued employment. Executive officers joining the Company since January 1, 1996 have also been awarded options and deferred stock under the Stock Plan in prorated amounts based on their starting dates and the stock price at such times.

  On December 10, 1998, we granted additional ten-year stock options to executive officers and other members of management. In light of the multi-year grant described above, these options represented approximately one-half of a normal annual grant. The exercise price of the options was established at $15.1875, the market price of the Common Stock on December 10, 1998, the actual date of grant. One-third of the options vest on December 31, 1999 and each of the two succeeding anniversaries of such date.

  CEO Compensation. Mr. Henry's total compensation has been determined in accordance with the principles described above which are applicable to all executive officers of the Company. Mr. Henry's 1998 base salary of $725,000 is in accordance with the average of annual salaries for chief executive officers of comparable companies. Mr. Henry received an annual incentive bonus for 1998 of $1,375,000 based upon the factors discussed above and on our assessment of Mr. Henry's individual accomplishments. Mr. Henry elected to defer the receipt of 75 percent of the 1998 incentive bonus and to have it invested in Common Stock. On December, 10, 1998, we granted Mr. Henry a 10-year stock option to purchase 125,000 shares of Common Stock at $15.1875 per share.

  We believe the design of its total compensation system accomplishes the Company's goals of attracting new management talent, retaining the Company's high quality ongoing management team and aligning the interests of these executives with those of stockholders.

1998 Compensation Committee

  Todd Goodwin, Chairman
  Leo Benatar
  Ernest H. Drew
  Robert A. Falise
  Michael N. Hammes
  Louis Klein, Jr.

Compensation Summary

  The following Summary Compensation Table sets forth the compensation earned from the Company during 1996 through 1998 by Charles L. Henry, the Company's Chief Executive Officer, and by each of the other four most highly compensated executive officers of the Company during 1998 (the "Named Executive Officers"). Bonuses are shown for the year earned, although these are generally paid at the beginning of the subsequent year.

                          JOHNS MANVILLE CORPORATION
                          SUMMARY COMPENSATION TABLE

                                  Annual Compensation        Long-Term Compensation
                               -------------------------- -----------------------------
                                                                 Awards         Payouts
                                                          --------------------- -------
                                                   Other  Restricted Securities
                                                   Annual   Stock    Underlying  LTIP   All Other
        Name and                                   Comp.   Award(s)   Options/  Payouts   Comp.
   Principal Position     Year Salary($) Bonus($)  ($)(1)   ($)(2)    SARs(#)   ($)(3)   ($)(4)
   ------------------     ---- --------- --------- ------ ---------- ---------- ------- ---------
Charles L. Henry........  1998  725,000  1,375,000  5,608       -0-   125,000       -0-    9,600
 Chairman of the Board,   1997  650,000    650,000 26,390       -0-       200       -0-    8,181
 President & CEO          1996  203,125    330,000  1,519 2,499,999   865,830       -0-   80,575

Thomas L. Caltrider(5)..  1998  275,000    365,750 27,115       -0-    38,300       -0-   18,496
 Senior Vice President,   1997  143,750    130,000 21,751   357,994   197,203       -0-   74,519
 Insulation Group         1996      -0-        -0-    -0-       -0-       -0-       -0-      -0-

Johns J. Klocko,          1998   93,750    109,687  1,287   199,355    98,174       -0-   45,110
 III(6).................
 Senior Vice President    1997      -0-        -0-    -0-       -0-       -0-       -0-      -0-
 and
 General Counsel          1996      -0-        -0-    -0-       -0-       -0-       -0-      -0-

John P. Murphy(7).......  1998  225,000    277,875 13,076       -0-    30,250       -0-  109,600
 Senior Vice President    1997   18,750     10,000    -0-   254,353   128,021       -0-      -0-
 and
 Chief Financial Officer  1996      -0-        -0-    -0-       -0-       -0-       -0-      -0-

Harvey L. Perry, Jr. ...  1998  235,000    260,206    -0-    97,606    91,139       -0-    9,600
 Senior Vice President,   1997  210,000    121,000 15,038       -0-       200   338,842    8,181
 Engineered Products      1996  210,000    200,000  1,379   412,463   208,620   273,381    9,000
 Group

--------
(1) Other Annual Compensation represents amounts reimbursed by the Company to the Named Executive Officers in respect of the taxable value of perquisites provided to such officers.

(2) The number and value of aggregate deferred Common Stock awards held by each of the Named Executive Officers at the end of 1998, based on the fair market value of the Common Stock on December 31, 1998, are as follows: Mr. Henry--94,118 shares with a value of $1,547,065; Mr. Caltrider--20,330 shares with a value of $334,174; Mr. Klocko--12,268 shares with a value of $201,655; Mr. Murphy--14,999 shares with a value of $246,546; and Mr. Perry--21,994 shares with a value of $361,526.

  The following table shows the vesting schedule of all shares awarded which, as of December 31, 1998, had not previously vested for the Named Executive
  Officers:

                                                             1999   2000  Total
                                                            ------ ------ ------
   C. L. Henry............................................. 47,059 47,059 94,118
   T. L. Caltrider......................................... 10,165 10,165 20,330
   J. J. Klocko, III.......................................  7,192  5,076 12,268
   J. P. Murphy............................................  7,500  7,499 14,999
   H. L. Perry, Jr. ....................................... 10,997 10,997 21,994

  Each share of deferred stock is entitled to receive a payment equal to dividends declared and paid on shares of the Common Stock. Upon the occurrence of certain events which constitute a Change in Control (as defined under "Employment Agreements and Other Arrangements") and upon the occurrence of certain events described in the award agreements (including certain terminations of employment) all outstanding shares of restricted and deferred stock become immediately vested and, in the case of deferred stock, their value may be paid in cash to the holders.

(3) Amounts represent payments made under the Company's 1994 Long Term Cash Incentive Compensation Plan.

(4) Amounts in this column represent $8,896 paid to Mr. Caltrider in 1998 for relocation expenses; $42,972 paid to Mr. Klocko in 1998 for relocation expenses; $100,000 paid to Mr. Murphy in 1998 in lieu of relocation payments, $80,575 paid to Mr. Henry in 1996 for relocation expenses; and $67,092 paid to Mr. Caltrider in 1997 for relocation expenses. All other amounts in this column of up to $9,000 in 1996, $8,181 in 1997 and $9,600 in 1998 represent the Company's contribution to each of the Named Executive Officers' accounts in the Company's 401(k) Plan.

(5) Mr. Caltrider joined the Company effective June 5, 1997.

(6) Mr. Klocko joined the Company effective August 1, 1998.

(7) Mr. Murphy joined the Company effective December 1, 1997.

Option/SAR Grants in Last Fiscal Year

  The following table provides information concerning options granted to the Named Executive Officers during 1998. The hypothetical present value on date of grant shown in the last column below for stock options granted in 1998 is presented pursuant to the rules of the Securities and Exchange Commission and is calculated under the modified Black-Scholes model for pricing options. There is no assurance that the hypothetical present values of the stock options reflected in the following table will be realized.

  In 1998, the Company granted market-priced options to purchase shares of Common Stock to its executive officers and certain other management employees.

                          JOHNS MANVILLE CORPORATION
                     OPTION/SAR GRANTS IN LAST FISCAL YEAR

                                   Individual Grants
                         --------------------------------------
                                               Percent of Total
                                                 Options/SARs
                         Number of  Securities    Granted to    Exercise or             Grant Date
                          Underlying Options     Employees in   Base Price  Expiration Present Value
          Name                Granted(1)         Fiscal Year     Per Share     Date       ($)(2)
          ----           --------------------- ---------------- ----------- ---------- -------------
Charles L. Henry........        125,000             12.8%        $15.1875    12/10/08     890,177
Thomas L. Caltrider.....         38,300              3.9%        $15.1875    12/10/08     272,750
John J. Klocko, III.....         41,963              4.3%        $16.2500    12/31/05     268,736
                                 25,961              2.7%        $20.3125    12/31/05     138,921
                                 30,250              3.1%        $15.1875    12/10/08     215,423
John P. Murphy..........         30,250              3.1%        $15.1875    12/10/08     215,423
Harvey L. Perry, Jr.....         32,283              3.3%        $10.6250    12/31/05     135,179
                                 20,556              2.1%        $13.2810    12/31/05      71,922
                                 38,300              3.9%        $15.1875    12/10/08     272,750

--------
(1) The options exercisable at $15.1875 (the "$15 Options") vest one-third on each of the first three anniversaries of December 31, 1998. The remaining options granted in 1998 vest one-half on each of the first two anniversaries of the date of grant. Upon the occurrence of certain events which constitute a Change in Control (as defined under "Employment Agreements and Other Arrangements") all the options immediately vest and become exercisable.

(2) The hypothetical present values on grant date are calculated under the Black-Scholes Model, which is a mathematical formula used to value options traded on stock exchanges. This formula considers a number of factors in hypothesizing an option's present value. Factors used to value $15 Options include the stock's exercise price (fair market value on the date of grant) expected volatility rate (41.6%), risk free rate of return (4.8%), expected dividend yield (1.46%) and the expected time of exercise (8.5 years). Factors used to value the other options include the stock's exercise price (fair market value on the date of grant) the stock's expected volatility rate (41.6%), risk free rate of return (4.6%), expected dividend yield (1.46%) and the expected time to exercise (5.5 years).

            AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR AND
                          YEAR-END OPTION/SAR VALUES

  The following table provides information concerning the exercise of stock options and SARs by the Named Executive Officers during 1998 and the value of unexercised options and SARs.

                          JOHNS MANVILLE CORPORATION
              AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR
                        AND YEAR-END OPTION/SAR VALUES
                         YEAR ENDED DECEMBER 31, 1998

                                                   Number of Securities      Value of Unexercised
                           Shares                 Underlying Unexercised         In-the-Money
                         Acquired on    Value      Options at FY-End(#)      Options at FY-End($)
          Name           Exercise(#) Realized($) Exercisable/Unexercisable Exercisable/Unexercisable
          ----           ----------- ----------- ------------------------- -------------------------
Charles L. Henry........    None        None          865,830/125,200          4,112,784/157,100
Thomas L. Caltrider.....    None        None           98,502/137,001            378,116/426,836
John J. Klocko, III.....    None        None                 0/98,174                   0/45,861
John P. Murphy..........    None        None            64,011/94,260            280,781/318,588
Harvey L. Perry, Jr. ...    None        None           208,620/92,339            990,961/307,067

Pension Plan

  Salaried employees are participants in the Johns Manville Employees Retirement Plan (the "Retirement Plan"). Pension benefits under the Retirement Plan are limited to the amounts allowed by the provisions of the Code. The Company has adopted a Supplemental Pension Plan ("Supplemental Plan") that provides for payment of the difference between the benefits earned pursuant to the Retirement Plan, without regard to Code limits, and the amounts actually available from the Retirement Plan. Former and current executive officers, and other employees, are eligible to participate in the Supplemental Plan. In addition, Mr. Henry is entitled to an individual retirement arrangement under the terms of his employment agreement. See "Employment Agreements and Other Arrangements." The Supplemental Plan may be funded by contributions to an irrevocable Supplemental Pension Plan Trust ("Pension Trust") for the accounts of participants.

    The following Pension Plan Table sets forth the estimated annual benefits payable upon retirement, including amounts attributable to the Supplemental Plan, for specified remuneration levels and years of service.

                                              Years of Service
                            ----------------------------------------------------
Remuneration                   5       10       15       20       25       30
------------                ------- -------- -------- -------- -------- --------
$  150,000................. $ 9,943 $ 19,886 $ 29,830 $ 39,773 $ 49,716 $ 59,659
   200,000.................  13,444   26,887   40,331   53,774   67,218   80,662
   250,000.................  16,943   33,887   50,830   67,774   84,717  101,660
   300,000.................  20,443   40,886   61,330   81,773  102,216  122,659
   400,000.................  27,443   54,887   82,330  109,774  137,217  164,660
   500,000.................  34,444   68,887  103,331  137,774  172,218  206,662
   600,000.................  41,443   82,886  124,330  165,773  207,216  248,659
   700,000.................  48,443   96,887  145,330  193,774  242,217  290,660
   800,000.................  55,444  110,887  166,331  221,774  277,218  332,662
   900,000.................  62,443  124,886  187,330  249,773  312,216  374,659
 1,000,000.................  69,443  138,887  208,330  277,774  347,217  416,660
 1,200,000.................  88,443  166,886  250,330  333,773  417,216  500,659
 1,400,000.................  97,444  194,887  292,331  389,774  487,218  584,662

--------
Notes:

(1) Had the Named Executive Officers retired as of December 31, 1998, their remuneration, for purposes of the table set forth above, would have been as follows: Mr. Henry, $1,177,500; Mr. Caltrider, $405,000; Mr. Murphy, $235,000; and Mr. Perry, $339,100. Mr. Klocko is not eligible to participate in the retirement plan until he has completed one full year of service with the Company.

(2) On December 31, 1998, the Named Executive Officers had the following years of credited service under the Retirement Plan: Mr. Henry, 2; Mr. Caltrider, 1; Mr. Klocko, 0; Mr. Murphy, 1; and Mr. Perry, 20.

(3) The Retirement Plan provides for payment of a retirement allowance based on 1.02 percent of the participant's five-year average final salary up to Covered Compensation (as defined in the Retirement Plan) plus 1.4 percent of the participant's average final salary greater than Covered Compensation multiplied by the participant's years of benefit service up to a maximum of 35 years plus 1.33 percent of the participant's average final salary multiplied by the participant's years of service over 35 plus
    2.5 percent of the value of the participant's refunded contributions and interest compounded at 5.0 percent until normal retirement age. Salary, as defined in the Retirement Plan, includes payments under the Company's annual incentive pay plan, but excludes payments under the Company's long-term incentive compensation plan. The benefits are determined by using straight-life annuity amounts and are not subject to reduction for Social Security benefits.

Employment Agreements and Other Arrangements

    Each of the Named Executive Officers and certain other salaried executives of the Company have entered into three-year employment agreements that provide for lump sum separation payments upon any termination of employment other than termination for cause, voluntary resignation without "good reason" as defined in the employment agreements, or termination as a result of death, disability or retirement. For the Named Executive Officers, prior to a Change in Control, as defined below, separation payments under such contracts generally equal a total of two times the annual salary, the full year bonus at target levels of performance under the Company's annual incentive pay plan and certain other benefits. Following a Change in Control, the definitions of "cause" and "good reason" are liberalized and benefits payable are enhanced. Following a Change in Control, upon a termination of employment other than (i) for cause, (ii) a voluntary resignation without "good reason," or (iii) as a result of death, disability or retirement, benefits include three years' annual salary, three years' target annual bonus, two years' additional credit in certain cases under the Supplemental Plan, a pro-rata portion of the target annual bonus for the year of termination, 36 months of continued welfare benefits and 24 months of continued perquisites. In addition, the Company has agreed that if any of the Named Executive

Officers is determined to be subject to any excise tax under Code Section 4999 and related interest and penalties as a result of any payments made to him ("Excise Tax"), the Company shall pay such officer an amount which, after taking into account any federal, state and local income taxes and excise taxes upon such amount, is equal to the amount of the Excise Tax. Change in Control is defined in the employment agreements to include a variety of events, including significant changes in the Company's stock ownership or board of directors and sales of significant assets by the Company.

  In order to provide Mr. Henry with retirement benefits comparable to the retirement benefits he would have earned at DuPont, Mr. Henry's employment agreement also provides for certain supplemental retirement benefits, generally equal in value to a single life annuity of $932,740 per year less the amount of all annual payments which Mr. Henry is entitled to receive under all defined benefit plans maintained by the Company and by DuPont. The retirement benefits are subject to reduction in the event Mr. Henry's employment terminates prior to his attaining the age of 62.

Compensation Committee Interlocks and Insider Participation

  The Compensation Committee is currently comprised of Messrs. Benatar, Drew, Falise, Goodwin (Chairman), Hammes and Klein. No interlocks existed and no insider participation occurred during 1998 between the Compensation Committee and the officers or employees of the Company.

Performance Graph

  Presented below is a graph comparing the total stockholder return on Common Stock, assuming full dividend reinvestment, with the Standard & Poor's 500 Index (S&P 500) and the Standard & Poor's Building Materials Index (S&P Building Materials). The graph compares the Company's performance to the other indices for the five-year period ended December 31, 1998.



                          JOHNS MANVILLE CORPORATION


                         1993       1994      1995     1996     1997     1998
Johns Manville            100      105.88    152.94   204.13   195.78   324.56
S&P 500                   100      101.32    139.34   171.32   228.46   293.74
S&P Building Materials    100       73.71     99.84   120.00   139.67   155.34

                   SECURITY OWNERSHIP OF CERTAIN BENEFICIAL
                             OWNERS AND MANAGEMENT

Security Ownership of Certain Beneficial Owners

  The following table sets forth the identity of beneficial owners believed by the Company to own more than five percent of the outstanding shares of Common Stock as of March 1, 1999.

                                                     Amount of
   Title of    Name and Address of Beneficial        Beneficial     Percent of
    Class                   Owner                    Ownership        Class
   --------    ------------------------------    ------------------ ----------
 Common Stock     Manville Personal Injury       124,927,110 shares   78.4%
                     Settlement Trust(1)
              8260 Willow Oaks Corporate Drive
                         Sixth Floor
                       P. O. Box 10415
                   Fairfax, Virginia 22031

--------
(1) At March 1, 1999, the Trustees of the Trust were: Robert A. Falise, Chairman and Managing Trustee, Louis Klein, Jr., Frank J. Macchiarola and Christian E. Markey, Jr., three of whom serve on the Company's Board of Directors.

Security Ownership of Management

  The following table sets forth the number of shares of Common Stock beneficially owned by all Directors and Named Executive Officers and all Directors and executive officers as a group as of February 22, 1999. As of February 22, 1999, the percentage of Common Stock beneficially owned by any Director, Named Executive Officer or by all Directors and executive officers as a group, did not exceed 1.0 percent of the outstanding shares of the Common Stock, excluding the 124,927,110 shares of Common Stock owned by the Trust (constituting 78.4% of the outstanding shares of Common Stock) and attributed to certain directors who disclaim beneficial ownership of such shares.

                                                               Common Stock
Name of Beneficial Owner                                    Beneficially Owned
------------------------                                    ------------------
Leo Benatar................................................         12,578(1)
Thomas L. Caltrider........................................        117,356(2)
Ernest H. Drew.............................................          2,912(3)
Robert A. Falise...........................................    124,927,110(4)
Todd Goodwin...............................................         37,057(5)
Michael N. Hammes..........................................          9,557(6)
Kathryn R. Harrigan........................................         11,804(7)
Charles L. Henry...........................................      1,024,874(8)
Louis Klein, Jr. ..........................................    124,927,110(4)
John J. Klocko, III........................................         12,268
Christian E. Markey, Jr. ..................................    124,927,110(4)
William E. Mayer...........................................         31,343(9)
John P. Murphy.............................................         68,393(10)
Harvey L. Perry, Jr. ......................................        286,989(11)
All Directors and executive officers as a group (14
 persons)..................................................    126,542,241(12)

--------

(1) Includes 8,078 deferred shares issuable under the Non-Employee Directors' Deferred Compensation Plan.

(2) Includes options to purchase 98,502 shares and 5,360 deferred shares issuable under the Company's Deferred Compensation Plan.

(3) Includes 2,912 deferred shares issuable under the Non-Employee Directors' Deferred Compensation Plan.

(4) All of these 124,927,110 shares of Common Stock are owned by the Trust, of which Mr. Falise is the Chairman and Managing Trustee, and Messrs. Klein, Macchiarola and Markey are Trustees. Voting power with respect to such shares is shared by all four Trustees of the Trust, and none of Messrs. Falise, Klein, Macchiarola or Markey can vote the shares alone. Each of Messrs. Falise, Klein, Macchiarola and Markey disclaims beneficial ownership of any shares of Common Stock. Pursuant to the Trust Agreement, no Trustee may individually own any securities of the Company or its affiliates or have any other direct or indirect financial interest in the Company or its affiliates.

(5) Includes 17,957 deferred shares issuable under the Non-Employee Directors' Deferred Compensation Plan.

(6) Includes 9,557 deferred shares issuable under the Non-Employee Directors' Deferred Compensation Plan.

(7) Includes 5,804 deferred shares issuable under the Non-Employee Directors' Deferred Compensation Plan.

(8) Includes options to purchase 865,830 shares and 82,880 deferred shares issuable under the Company's Deferred Compensation Plan.

(9) Includes 11,343 deferred shares issuable under the Non-Employee Directors' Deferred Compensation Plan.

(10) Includes options to purchase 64,011 shares issuable under the Company's Deferred Compensation Plan.

(11) Includes options to purchase 235,540 shares and 34,062 deferred shares issuable under the Company's Deferred Compensation Plan.

(12) Includes 55,651 deferred shares issuable under the Non-Employee Directors' Deferred Compensation Plan; 122,302 deferred shares issuable under the Company's Deferred Compensation Plan, options to purchase 1,236,883 shares and 124,927,110 shares owned by the Trust. See note (4) above.

            RATIFICATION OF APPOINTMENT OF INDEPENDENT ACCOUNTANTS
                              (Proxy Item No. 2)

  The Board of Directors, acting upon the recommendation of the Audit Committee, has appointed, subject to ratification by the stockholders at the forthcoming Annual Meeting, the firm of PricewaterhouseCoopers LLP as independent accountants of the Company for the year 1998. PricewaterhouseCoopers LLP has acted as the independent accountants of the Company for more than fifty years and, the Company is advised, has had no financial interest, direct or indirect, in the Company or any affiliate thereof, nor, other than providing certain non-audit services, any other connection with the Company during the past three years.

  For 1998, the Company paid PricewaterhouseCoopers LLP approximately $1.3 million for audit services and approximately $1.0 million for non-audit services. Audit services rendered in 1998 included services related to recurring audit activities and non-recurring audit activities principally for acquisition reviews. Non-audit services consisted primarily of tax consultations.

  Although the submission of this proposal to a vote of the stockholders is not legally required, the Board of Directors believes that such action follows sound corporate practice and is in the best interest of the stockholders, to whom the independent accountants are ultimately responsible. In the event of a negative vote on this proposal by a majority of the votes cast at the meeting by the holders of shares entitled to vote thereon, or the termination of the appointment of PricewaterhouseCoopers LLP during the year by the Board of Directors, management will recommend a different firm of independent accountants for approval by the Board of Directors.

  Your Board of Directors recommends a vote FOR ratification of the appointment of PricewaterhouseCoopers LLP as independent accountants of the Company.

                             STOCKHOLDER PROPOSAL
                              (Proxy Item No. 3)

  Robert D. Morse, 212 Highland Avenue, Moorestown, NJ 08057, owner of $1,000 or more of the Common Stock, has notified the Company that he intends to present the following proposal at the meeting:

    "I propose that the Officers and Directors consider the discontinuance of all options, rights, SAR's, etc. after termination of any existing programs for top management.

    This does not include any programs for employees.

    Reasons: Management and Directors are compensated enough to buy on the open market, just as you and I, if they are motivated. Management is already well paid with base pay, life insurance, retirement plans, paid vacations, free use of vehicles, etc. Options, rights, SAR's, etc. are available elsewhere, and a higher offer would induce transfers, not necessarily "hold and retain" qualified persons. Comparison with "peer groups" (other comparable companies) pay is unfair, as other management could be better or worse. Would they also accept mistakes of others? "Align management with shareowners" is a repeated ploy or "line" to lull us as to continually increasing their take of our assets. Do we get any purchase options at previous rates? Please vote YES for this proposal. If officers filled out a daily time sheet, what would the output show?"

  YOUR DIRECTORS RECOMMEND A VOTE AGAINST THIS STOCKHOLDER PROPOSAL. As explained above in the Report of the Compensation Committee provided above, the Company's objective is to design and implement compensation systems that both attract and retain a top quality management team and motivate that team to build long-term value for stockholders. In order to accomplish this objective, the Company uses a combination of base salary, annual incentives and stock options. This compensation system aligns the interests of executives with the interests of stockholders and encourages employees to anticipate and respond to business challenges and opportunities while avoiding an entitlement attitude.

  The Company believes that its compensation system accomplishes these objectives and is structured appropriately and that implementation of the stockholder proposal would significantly impair the Company's ability to attract, retain and motivate qualified executives.

                                OTHER BUSINESS

  Management knows of no business that will be presented for consideration other than the matters described in the Notice of Annual Meeting. If other matters are presented, it is the intention of the persons designated as Proxies to vote in accordance with their judgment on such matters.

            SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

  The Trust filed a late report with respect to its sale of 3,600,000 shares of Common Stock and Ms. Harrigan filed a late report with respect to her purchase of 4,000 shares of Common Stock.

                               VOTING PROCEDURES

  The affirmative vote of the holders of a plurality of the shares of the Common Stock present or represented by proxy at the Annual Meeting and entitled to vote is required for the election of each Director nominee. Approval of the other proposals may be authorized by a majority of the votes cast in person or by proxy at the Annual Meeting by holders of shares of Common Stock entitled to vote thereon. On all matters presented to stockholders, votes may be cast in favor or against such matter, or a stockholder may abstain from voting. Abstentions are counted for the purpose of determining the presence of a quorum for the transaction of business. Abstentions are also counted in the tabulation of the total number of shares entitled to vote on matters presented to stockholders, and thus have the effect of a vote against the proposal. Brokers who hold shares in street name for beneficial owners have the authority to vote on certain routine matters, including without limitation, the election of Directors and ratification of the appointment of accountants, when brokers have not received voting instructions from the beneficial owners. As to other matters, brokers may not vote shares held for beneficial owners without specific instructions from such beneficial owners ("broker non-votes"). Broker non-votes are counted for determining the presence of a quorum. Broker non-votes are not counted, however, in the tabulation of the total number of shares entitled to vote on matters presented to stockholders. The inspectors of election appointed by the Company will count all votes cast, in person or by submission of a properly executed proxy, before the closing of the polls at the Annual Meeting.

                 STOCKHOLDER PROPOSALS FOR 2000 ANNUAL MEETING

  Proposals of stockholders intended to be presented at the Company's 2000 Annual Meeting in accordance with Rule 14a-8 under the Securities Exchange Act of 1934, as amended ("Exchange Act"), must be received by the Secretary of the Company no later than December 24, 1999. In order for proposals of stockholders submitted outside Rule 14a-8 of the Exchange Act to be considered "timely" within the meaning of Rule 14a-4(c) of the Exchange Act, such proposals must be received by the Company on or prior to January 29, 2000.

                                          By Order of the Board of Directors

                                          /s/ Dion Persson
                                          Dion Persson
                                          Vice President, Assistant
                                          General Counsel and Secretary

March 16, 1999

 A copy of the Company's Annual Report on Form 10-K filed with the Securities and Exchange Commission for the fiscal year ended December 31, 1998, without exhibits, may be obtained by a stockholder of the Company, without charge, by writing to Johns Manville Corporation, c/o Investor Relations, P. O. Box 5108, Denver, Colorado 80217-5108.

                           JOHNS MANVILLE CORPORATION
                 PROXY FOR 1999 ANNUAL MEETING OF STOCKHOLDERS
          This Proxy is solicited on behalf of the Board of Directors

  The undersigned hereby appoints Charles L. Henry, John P. Murphy and Dion Persson or any of them as Proxies, each with the power to appoint a substitute, and hereby authorizes them to represent and to vote as designated hereon, all the shares of common stock of Johns Manville Corporation held of record by the undersigned on February 22, 1999, at the Annual Meeting of Stockholders to be held on April 23, 1999 in Denver, Colorado or any adjournment thereof.

P                                                    Change of Address
R                                          ____________________________________
O                                          ____________________________________
X                                          ____________________________________
Y                                          ____________________________________
                                           (If you have written in the above
                                           space, please mark the corresponding
                                           box on the reverse side of this
                                           card.)



You are encouraged to specify your choices by marking
the appropriate boxes. SEE REVERSE SIDE, but you need
not mark any boxes if you wish to vote in accordance        [SEE REVERSE
with the Board of Directors' recommendations.  Please            SIDE]
sign this card on the reverse. A return envelope is enclosed for your convenience in returning this card.

X  Please mark your votes as in this example.

This proxy when properly executed will be voted in the manner directed below. If no direction given, this proxy will be voted FOR Proposals 1 and 2 and AGAINST Proposal 3.

        The Board of Directors recommends a vote FOR Proposals 1 and 2 and AGAINST Proposal 3.
--------------------------------------------------------------------------------

                        FOR  WITHHELD
1.  Election of         [ ]    [ ]
    Directors.

NOMINEES:

Leo Benatar, Ernest H. Drew, Robert A. Falise, Todd Goodwin, Michael N. Hammes, Kathryn Rudie Harrigan, Charles L. Henry, Louis Klein, Jr., Christian E. Markey, Jr., William E. Mayer.

For, except vote withheld from the following nominee(s):

______________________________________________________


2.  Approval of appointment of          FOR         AGAINST          ABSTAIN
    PricewaterhouseCoopers, LLP         [ ]           [ ]              [ ]
    as Independent Accountants.

3.  Shareholder Proposal, if            FOR         AGAINST          ABSTAIN
    presented at the meeting.           [ ]           [ ]              [ ]



If you plan to attend the 1999 Annual Meeting         [ ]
please check this box.


If you indicated a change of address on the           [ ]
reverse side, please check this box.

SIGNATURE(S) _______________________________________ DATE ___________
NOTE: Please sign exactly as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.


                             FOLD AND DETACH HERE


                          JOHNS MANVILLE CORPORATION

                YOUR VOTE IS IMPORTANT TO US.  PLEASE COMPLETE,
                 DATE AND SIGN THE ABOVE PROXY CARD AND RETURN
                   IT PROMPTLY IN THE ACCOMPANYING ENVELOPE.